PRESS RELEASE FOR	EAGLE BANCORP, INC.
IMMEDIATE RELEASE	CONTACT:
Eric R. Newell
January 22, 2025	240.497.1796
EAGLE BANCORP, INC. ANNOUNCES FOURTH QUARTER 2024 RESULTS AND CASH DIVIDEND
BETHESDA, MD, Eagle Bancorp, Inc. ("Eagle", the "Company") (NASDAQ: EGBN), the Bethesda-based holding company for EagleBank, one of the largest community banks in the Washington D.C. area, reported its unaudited results for the fourth quarter ended December 31, 2024.
Eagle reported net income of $15.3 million or $0.50 per diluted share for the fourth quarter 2024, compared to net income of $21.8 million or $0.72 per diluted share during the third quarter. Pre-provision net revenue ("PPNR")1 in the fourth quarter was $30.3 million compared to $35.2 million for the prior quarter.

The $6.5 million decrease in net income from the prior quarter is attributed to a decline in noninterest income of $2.9 million associated with higher swap fees collected in the third quarter that did not reoccur in the fourth quarter; $2.0 million increase in provision expense; $1.0 million decrease in net interest income, and a $0.9 million increase in noninterest expenses.

Additionally, the Company is announcing today a cash dividend in the amount of $0.165 per share. The cash dividend will be payable on February 21, 2025 to shareholders of record on February 7, 2025.

"Last year was a transformative one for our Company, marked by significant changes and progress. We welcomed new members to senior management and strengthened our C&I team. We took steps to reduce uncertainties by replacing maturing subordinated debt, recalibrated our common stock dividend, and enhanced transparency around our commercial real estate portfolio," said Susan G. Riel, President and Chief Executive Officer of the Company. "Despite these foundational efforts, challenges remain. Asset quality fell short of expectations and valuation risk in our office portfolio continues to be a key concern. While we are proud of the groundwork laid last year, we are eager to build on these efforts and drive meaningful improvements in our profitability," added Ms. Riel.
Eric R. Newell, Chief Financial Officer of the Company said, "We successfully utilized excess liquidity and deposit growth to fully repay the $1 billion of Bank Term Funding Program debt that was outstanding at September 30. By prioritizing more effective use of wholesale funding and passing through short-term rate reductions to non-maturity deposits, we expect further benefits to funding costs in the first half of 2025. While non-accruals increased due to a $74.9 million commercial real estate office loan that was previously special mention and subsequently moved to non-accrual following a new appraisal, total classified and criticized loans declined last quarter for the first time since we began seeing migration tied to elevated office portfolio risk. The reserve for credit losses, with coverage as a percentage of total loans
1 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measure that accompany this document.

at 1.44%, increased 4 basis points from last quarter due in large part to the migration to nonaccrual of the previously special mention performing office loan. Our capital position remains strong, with common equity tier one capital increasing to 14.6% and our tangible common equity1 ratio exceeding 10%."
Ms. Riel added, "I thank all of our employees for their hard work and their commitment to a culture of respect, diversity and inclusion in both the workplace and the communities we serve."
Fourth Quarter 2024 Highlights
•The Company announces today a common stock dividend of $0.165 per share.
•The ACL as a percentage of total loans was 1.44% at quarter-end; up from 1.40% at the prior quarter-end. Performing office coverage2 was 3.81% at quarter-end; as compared to 4.55% at the prior quarter-end.
•Nonperforming assets increased $74.3 million to $211.5 million as of December 31, 2024 and were 1.90% of total assets compared to 1.22% as of September 30, 2024. Inflows to non-performing loans in the quarter totaled $75.3 million offset by $1.0 million of outflows. The inflows were predominantly associated with the $74.9 million commercial real estate office loan mentioned earlier.
•Substandard loans increased $34.7 million to $426.0 million and special mention loans decreased $120.2 million to $244.8 million at December 31, 2024.
•Annualized quarterly net charge-offs for the fourth quarter were 0.48% compared to 0.26% for the third quarter 2024.
•The net interest margin ("NIM") decreased to 2.29% for the fourth quarter 2024, compared to 2.37% for the prior quarter, primarily due to an increase in the average mix of interest-bearing deposits at the Federal Reserve Bank in the fourth quarter versus the third quarter.
•At quarter-end, the common equity ratio, tangible common equity ratio1, and common equity tier 1 capital (to risk-weighted assets) ratio were 11.02%, 11.02%, and 14.63%, respectively.
•Total estimated insured deposits at quarter-end were $7.0 billion, or 76.4% of deposits, an increase from the third quarter total of 74.5% of deposits.
•Total on-balance sheet liquidity and available capacity was $4.6 billion at quarter-end consistent with September 30, 2024.
Income Statement
•Net interest income was $70.8 million for the fourth quarter 2024, compared to $71.8 million for the prior quarter. The decrease in net interest income was primarily driven by $965 thousand interest income not recognized on a loan that migrated to nonaccrual during the quarter. While interest income declined due to lower rates on loans, there was a similar decline in interest expense from a reduction in rates on non-maturity deposits and a reduction in borrowings.
1 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measure that accompany this document.
2 Calculated as the ACL attributable to loans collateralized by performing office properties as a percentage of total loans.

•Provision for credit losses was $12.1 million for the fourth quarter 2024, compared to $10.1 million for the prior quarter. The increase in the provision for the quarter is attributed predominately to a specific reserve established for the $74.9 million commercial real estate office loan mentioned earlier. Reserve for unfunded commitments was a reversal of $1.6 million due primarily to lower unfunded commitments in our construction portfolio. This compared to a reversal for unfunded commitments in the prior quarter of $1.6 million.
•Noninterest income was $4.1 million for the fourth quarter 2024, compared to $7.0 million for the prior quarter. The primary driver for the decrease was lower swap fee income.
•Noninterest expense was $44.5 million for the fourth quarter 2024, compared to $43.6 million for the prior quarter. The increase over the comparative quarters was primarily due to increased FDIC insurance expense.

Loans and Funding
•Total loans were $7.9 billion at December 31, 2024, down 0.4% from the prior quarter-end. The decrease in total loans was driven by a reduction in income producing commercial real estate loans from the prior quarter-end, partially offset by an increase in commercial and industrial loans and increased fundings of ongoing construction projects for commercial and residential properties.

At December 31, 2024, income-producing commercial real estate loans secured by office properties other than owner-occupied properties were 10.9% of the total loan portfolio, up from 10.8% at the prior quarter-end.
•Total deposits at quarter-end were $9.1 billion, up $590.2 million, or 6.9%, from the prior quarter-end. The increase was primarily attributable to an increase in interest-bearing transaction and savings and money market accounts. Period end deposits have increased $323.0 million when compared to prior year comparable period end of December 31, 2023.
•Other short-term borrowings were $0.5 billion at December 31, 2024, down 60.5% from the prior quarter-end as BTFP borrowings were paid off with increased cash from deposits.

Asset Quality
•Allowance for credit losses was 1.44% of total loans held for investment at December 31, 2024, compared to 1.40% at the prior quarter-end. Performing office coverage was 3.81% at quarter-end; as compared to 4.55% at the prior quarter-end.
•Net charge-offs were $9.5 million for the quarter compared to $5.3 million in the third quarter of 2024.
•Nonperforming assets were $211.5 million at December 31, 2024.
◦NPAs as a percentage of assets were 1.90% at December 31, 2024, compared to 1.22% at the prior quarter-end. At December 31, 2024, other real estate owned consisted of four properties with an aggregate carrying value of $2.7 million. The increase in NPAs was predominantly associated with the previously mentioned $74.9 million commercial real estate office loan moving to non-accrual.
◦Loans 30-89 days past due were $26.8 million at December 31, 2024, compared to $56.3 million at the prior quarter-end.

Capital
•Total shareholders' equity was $1.2 billion at December 31, 2024, up 0.1% from the prior quarter-end. The increase in shareholders' equity of $0.6 million was due to an increase in retained earnings offset by decreased valuations of available-for-sale securities.
•Book value per share and Tangible book value per share3 was $40.60 and $40.59, down 0.02% from the prior quarter-end.

Additional financial information: The financial information that follows provides more detail on the Company's financial performance for the three months ended December 31, 2024 as compared to the three months ended September 30, 2024 and December 31, 2023, as well as eight quarters of trend data. Persons wishing additional information should refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and other reports filed with the SEC.
About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through twelve banking offices and four lending offices located in Suburban Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace, and is committed to a culture of respect, diversity, equity and inclusion in both its workplace and the communities in which it operates.
Conference call: Eagle Bancorp will host a conference call to discuss its fourth quarter 2024 financial results on Thursday, January 23, 2025 at 10:00 a.m. Eastern Time.
The listen-only webcast can be accessed at:
•https://edge.media-server.com/mmc/p/28kkw3ht/
•For analysts who wish to participate in the conference call, please register at the following URL:
https://register.vevent.com/register/BIa3ebdd33983543bebaf25330a2ac7c31
•A replay of the conference call will be available on the Company's website through Thursday, February 6, 2025: https://www.eaglebankcorp.com/
Forward-looking statements: This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "can," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," "could," "strive," "feel" and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market (including volatility in interest rates and interest rate policy; inflation levels; competitive factors) and other conditions (such as the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks), which by their nature are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company's Annual Report
3 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measure that accompany this document.

on Form 10-K for the year ended December 31, 2023 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance, and nothing contained herein is meant to or should be considered and treated as earnings guidance of future quarters' performance projections. All information is as of the date of this press release. Any forward-looking statements made by or on behalf of the Company speak only as to the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Eagle Bancorp, Inc.
Consolidated Statements of Operations (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	December 31,	September 30,	December 31,
	2024	2024	2023
Interest Income
Interest and fees on loans	$132,943	$139,836	$135,964
Interest and dividends on investment securities	$12,307	$12,578	13,142
Interest on balances with other banks and short-term investments	$23,045	$21,296	18,230
Interest on federal funds sold	122	103	85
Total interest income	$168,417	173,813	167,421
Interest Expense
Interest on deposits	$83,002	$81,190	78,239
Interest on customer repurchase agreements	$294	$332	272
Interest on other short-term borrowings	$9,530	$20,448	15,918
Interest on long-term borrowings	$4,797	$—	—
Total interest expense	$97,623	$101,970	94,429
Net Interest Income	70,794	71,843	72,992
Provision for Credit Losses	$12,132	$10,094	14,490
Provision (Reversal) for Credit Losses for Unfunded Commitments	(1,598)	(1,593)	(594)
Net Interest Income After Provision for Credit Losses	60,260	63,342	59,096

Noninterest Income
Service charges on deposits	$1,744	$1,747	1,688
Gain on sale of loans	$—	$20	23
Net gain on sale of investment securities	$4	$3	3
Increase in cash surrender value of bank-owned life insurance	$742	$731	687
Other income	$1,577	4,450	493
Total noninterest income	4,067	6,951	2,894
Noninterest Expense
Salaries and employee benefits	$22,597	$21,675	18,416
Premises and equipment expenses	$2,635	$2,794	2,967
Marketing and advertising	$1,340	$1,588	1,071
Data processing	$3,870	$3,435	3,436
Legal, accounting and professional fees	$641	$3,433	2,722
FDIC insurance	$9,281	$7,399	4,444
Other expenses	$4,168	3,290	4,042
Total noninterest expense	44,532	43,614	37,098
(Loss) Income Before Income Tax Expense	19,795	26,679	24,892
Income Tax Expense	$4,505	$4,864	4,667
Net (Loss) Income	$15,290	$21,815	$20,225

(Loss) Earnings Per Common Share
Basic	$0.51	$0.72	$0.68
Diluted	$0.50	$0.72	$0.67

Eagle Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands, except per share data)
	December 31,	September 30,	December 31,
	2024	2024	2023
Assets
Cash and due from banks	$11,882	$16,383	$9,047
Federal funds sold	2,581	9,610	3,740
Interest-bearing deposits with banks and other short-term investments	619,017	584,491	709,897
Investment securities available-for-sale at fair value (amortized cost of $1,408,935, $1,550,038, and $1,668,316 respectively, and allowance for credit losses of $22, $17, and $17, respectively)	1,267,404	1,433,006	1,506,388
Investment securities held-to-maturity at amortized cost, net of allowance for credit losses of $1,306, $1,237, and $1,956 respectively (fair value of $820,381, $868,425, and $901,582 respectively)	938,647	961,925	1,015,737
Federal Reserve and Federal Home Loan Bank stock	51,763	37,728	25,748
Loans	7,934,888	7,970,269	7,968,695
Less: allowance for credit losses	(114,390)	(111,867)	(85,940)
Loans, net	7,820,498	7,858,402	7,882,755
Premises and equipment, net	7,694	8,291	10,189
Operating lease right-of-use assets	18,494	15,167	19,129
Deferred income taxes	91,472	74,381	86,620
Bank-owned life insurance	115,806	115,064	112,921
Goodwill and intangible assets, net	16	21	104,925
Other real estate owned	2,743	2,743	1,108
Other assets	181,491	167,840	176,334
Total Assets	$11,129,508	$11,285,052	$11,664,538
Liabilities and Shareholders' Equity
Liabilities
Deposits:
Noninterest-bearing demand	$1,544,403	$1,609,823	$2,279,081
Interest-bearing transaction	1,211,791	903,300	997,448
Savings and money market	3,599,221	3,316,819	3,314,043
Time deposits	2,775,663	2,710,908	2,217,467
Total deposits	9,131,078	8,540,850	8,808,039
Customer repurchase agreements	33,157	32,040	30,587
Other short-term borrowings	490,000	1,240,000	1,369,918
Long-term borrowings	76,108	75,812	—
Operating lease liabilities	23,815	18,755	23,238
Reserve for unfunded commitments	3,463	5,060	5,590
Other liabilities	145,826	147,111	152,883
Total Liabilities	9,903,447	10,059,628	10,390,255
Shareholders' Equity
Common stock, par value $0.01 per share; shares authorized 100,000,000, shares issued and outstanding 30,202,003, 30,173,200, and 29,925,612 respectively	298	298	296
Additional paid-in capital	384,932	382,284	374,888
Retained earnings	982,304	967,019	1,061,456
Accumulated other comprehensive loss	(141,473)	(124,177)	(162,357)
Total Shareholders' Equity	1,226,061	1,225,424	1,274,283
Total Liabilities and Shareholders' Equity	$11,129,508	$11,285,052	$11,664,538

Loan Mix and Asset Quality
(Dollars in thousands)

	December 31,		September 30,		December 31,
	2024		2024		2023
	Amount	%	Amount	%	Amount	%
Loan Balances - Period End:
Commercial	$1,183,341	15%	$1,154,349	14%	$1,473,766	18%
PPP loans	287	—%	348	—%	528	—%
Income producing - commercial real estate	4,064,846	51%	4,155,120	52%	4,094,614	51%
Owner occupied - commercial real estate	1,269,669	16%	1,276,240	16%	1,172,239	15%
Real estate mortgage - residential	50,535	1%	57,223	1%	73,396	1%
Construction - commercial and residential	1,210,763	15%	1,174,591	15%	969,766	12%
Construction - C&I (owner occupied)	103,259	1%	100,662	1%	132,021	2%
Home equity	51,130	1%	51,567	1%	51,964	1%
Other consumer	1,058	—%	169	—%	401	—%
Total loans	$7,934,888	100%	$7,970,269	100%	$7,968,695	100%

	Three Months Ended or As Of
	December 31,	September 30,	December 31,
	2024	2024	2023
Asset Quality:
Nonperforming loans	$208,707	$134,387	$65,524
Other real estate owned	2,743	2,743	1,108
Nonperforming assets	$211,450	$137,130	$66,632
Net charge-offs	$9,535	$5,303	$11,936
Special mention	$244,807	$364,983	$204,971
Substandard	$426,032	$391,301	$335,325

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates vs. Prior Quarter (Unaudited)
(Dollars in thousands)

	Three Months Ended
	December 31, 2024			September 30, 2024
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest-bearing deposits with other banks and other short-term investments	$1,948,436	$23,045	4.71%	$1,577,464	$21,296	5.37%
Loans held for sale (1)	—	—	—%	4,936	1	0.08%
Loans (1) (2)	7,971,907	132,943	6.63%	8,026,524	139,835	6.93%
Investment securities available-for-sale (2)	1,417,958	7,142	2.00%	1,479,598	7,336	1.97%
Investment securities held-to-maturity (2)	952,800	5,165	2.16%	974,366	5,242	2.14%
Federal funds sold	12,839	122	3.78%	10,003	103	4.10%
Total interest earning assets	12,303,940	168,417	5.45%	12,072,891	173,813	5.73%
Total noninterest earning assets	386,014			397,006
Less: allowance for credit losses	(114,232)			(108,998)
Total noninterest earning assets	271,782			288,008
TOTAL ASSETS	$12,575,722			$12,360,899

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest-bearing transaction	$1,674,997	$13,048	3.10%	$1,656,676	$14,596	3.51%
Savings and money market	3,648,502	35,262	3.84%	3,254,128	34,896	4.27%
Time deposits	2,804,870	34,692	4.92%	2,517,944	31,698	5.01%
Total interest bearing deposits	8,128,369	83,002	4.06%	7,428,748	81,190	4.35%
Customer repurchase agreements	38,750	294	3.02%	38,045	332	3.47%
Other short-term borrowings	1,003,587	12,296	4.87%	1,615,867	20,448	5.03%
Long-term borrowings	75,939	2,031	10.64%	824	—	—%
Total interest bearing liabilities	9,246,645	97,623	4.20%	9,083,484	101,970	4.47%
Noninterest bearing liabilities:
Noninterest bearing demand	1,928,094			1,915,666
Other liabilities	170,411			160,272
Total noninterest bearing liabilities	2,098,505			2,075,938
Shareholders' equity	1,230,573			1,201,477
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$12,575,723			$12,360,899
Net interest income		$70,794			$71,843
Net interest spread			1.25%			1.26%
Net interest margin			2.29%			2.37%
Cost of funds			3.48%			3.69%
(1)Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $4.3 million and $3.9 million for the three months ended December 31, 2024 and September 30, 2024, respectively.
(2)Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates vs. Year Ago Quarter (Unaudited)
(Dollars in thousands)

	Three Months Ended December 31,
	2024			2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest-bearing deposits with other banks and other short-term investments	$1,948,436	$23,045	4.71%	$1,340,972	$18,230	5.39%
Loans (1) (2)	7,971,907	132,943	6.63%	7,963,074	135,964	6.77%
Investment securities available-for-sale (2)	1,417,958	7,142	2.00%	1,498,132	7,611	2.02%
Investment securities held-to-maturity (2)	952,800	5,165	2.16%	1,027,230	5,531	2.14%
Federal funds sold	12,839	122	3.78%	8,314	85	4.06%
Total interest earning assets	12,303,940	168,417	5.45%	11,837,722	167,421	5.61%
Total noninterest earning assets	386,014			530,364
Less: allowance for credit losses	(114,232)			(84,783)
Total noninterest earning assets	271,782			445,581
TOTAL ASSETS	$12,575,722			$12,283,303

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest-bearing transaction	$1,674,997	$13,048	3.10%	$1,843,617	$16,607	3.57%
Savings and money market	3,648,502	35,262	3.84%	3,297,581	35,384	4.26%
Time deposits	2,804,870	34,692	4.92%	2,164,038	26,248	4.81%
Total interest bearing deposits	8,128,369	83,002	4.06%	7,305,236	78,239	4.25%
Customer repurchase agreements	38,750	294	3.02%	31,290	272	3.45%
Other short-term borrowings	1,003,587	12,296	4.87%	1,370,627	15,918	4.61%
Long-term borrowings	75,939	2,031	10.64%	—	—	—%
Total interest bearing liabilities	9,246,645	97,623	4.20%	8,707,153	94,429	4.30%
Noninterest bearing liabilities:
Noninterest bearing demand	1,928,094			2,166,133
Other liabilities	170,411			171,254
Total noninterest bearing liabilities	2,098,505			2,337,387
Shareholders' equity	1,230,573			1,238,763
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$12,575,723			$12,283,303
Net interest income		$70,794			$72,992
Net interest spread			1.25%			1.31%
Net interest margin			2.29%			2.45%
Cost of funds			3.48%			3.45%
(1)Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $4.3 million and $4.7 million for the three months ended December 31, 2024 and 2023, respectively.
(2)Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Statements of Operations and Highlights Quarterly Trends (Unaudited)
(Dollars in thousands, except per share data)
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Income Statements:	2024	2024	2024	2024	2023	2023	2023	2023
Total interest income	$168,417	$173,813	$169,731	$175,602	$167,421	$161,149	$156,510	$140,247
Total interest expense	97,623	101,970	98,378	100,904	94,429	90,430	84,699	65,223
Net interest income	70,794	71,843	71,353	74,698	72,992	70,719	71,811	75,024
Provision (reversal) for credit losses	12,132	10,094	8,959	35,175	14,490	5,644	5,238	6,164
Provision (reversal) for credit losses for unfunded commitments	(1,598)	(1,593)	608	456	(594)	(839)	318	848
Net interest income after provision for (reversal of) credit losses	60,260	63,342	61,786	39,067	59,096	65,914	66,255	68,012
Noninterest income before investment gain	4,063	6,948	5,329	3,585	2,891	6,342	8,593	3,721
Net gain (loss) on sale of investment securities	4	3	3	4	3	5	2	(21)
Total noninterest income	4,067	6,951	5,332	3,589	2,894	6,347	8,595	3,700
Salaries and employee benefits	22,597	21,675	21,770	21,726	18,416	21,549	21,957	24,174
Premises and equipment expenses	2,635	2,794	2,894	3,059	2,967	3,095	3,227	3,317
Marketing and advertising	1,340	1,588	1,662	859	1,071	768	884	636
Goodwill impairment	—	—	104,168	—	—	—	—	—
Other expenses	17,960	17,557	15,997	14,353	14,644	12,221	11,910	12,457
Total noninterest expense	44,532	43,614	146,491	39,997	37,098	37,633	37,978	40,584
(Loss) income before income tax expense	19,795	26,679	(79,373)	2,659	24,892	34,628	36,872	31,128
Income tax expense	4,505	4,864	4,429	2,997	4,667	7,245	8,180	6,894
Net (loss) income	$15,290	$21,815	$(83,802)	$(338)	$20,225	$27,383	$28,692	$24,234
Per Share Data:
(Loss) earnings per weighted average common share, basic	$0.51	$0.72	$(2.78)	$(0.01)	$0.68	$0.91	$0.94	$0.78
(Loss) earnings per weighted average common share, diluted	$0.50	$0.72	$(2.78)	$(0.01)	$0.67	$0.91	$0.94	$0.78
Weighted average common shares outstanding, basic	30,199,433	30,173,852	30,185,609	30,068,173	29,925,557	29,910,218	30,454,766	31,109,267
Weighted average common shares outstanding, diluted	30,321,644	30,241,699	30,185,609	30,068,173	29,966,962	29,944,692	30,505,468	31,180,346
Actual shares outstanding at period end	30,202,003	30,173,200	30,180,482	30,185,732	29,925,612	29,917,982	29,912,082	31,111,647
Book value per common share at period end	$40.60	$40.61	$38.75	$41.72	$42.58	$40.64	$40.78	$39.92
Tangible book value per common share at period end (1)	$40.59	$40.61	$38.74	$38.26	$39.08	$37.12	$37.29	$36.57
Dividend per common share(2)	$—	$0.17	$0.45	$0.45	$0.45	$0.45	$0.45	$0.45
Performance Ratios (annualized):
Return on average assets	0.48%	0.70%	(2.73)%	(0.01)%	0.65%	0.91%	0.96%	0.86%
Return on average common equity	4.94%	7.22%	(26.67)%	(0.11)%	6.48%	8.80%	9.24%	7.92%
Return on average tangible common equity (1)	4.94%	7.22%	(28.96)%	(0.11)%	7.08%	9.61%	10.08%	8.65%
Net interest margin	2.29%	2.37%	2.40%	2.43%	2.45%	2.43%	2.49%	2.77%
Efficiency ratio (1)(3)	59.50%	55.40%	191.00%	51.10%	48.90%	48.83%	47.20%	51.60%
Other Ratios:
Allowance for credit losses to total loans (4)	1.44%	1.40%	1.33%	1.25%	1.08%	1.05%	1.00%	1.01%
Allowance for credit losses to total nonperforming loans	54.81%	83.25%	110.06%	108.76%	131.16%	118.78%	267.50%	1,160.00%
Nonperforming assets to total assets	1.90%	1.22%	0.88%	0.79%	0.57%	0.64%	0.28%	0.08%
Net charge-offs (recoveries) (annualized) to average total loans (4)	0.48%	0.26%	0.11%	1.07%	0.60%	0.02%	0.29%	0.05%
Tier 1 capital (to average assets)	10.74%	10.77%	10.58%	10.26%	10.73%	10.96%	10.84%	11.42%
Total capital (to risk weighted assets)	15.86%	15.51%	15.07%	14.87%	14.79%	14.54%	14.51%	14.74%
Common equity tier 1 capital (to risk weighted assets)	14.63%	14.30%	13.92%	13.80%	13.90%	13.68%	13.55%	13.75%
Tangible common equity ratio (1)	11.02%	10.86%	10.35%	10.03%	10.12%	10.04%	10.21%	10.36%
Average Balances (in thousands):
Total assets	$12,575,722	$12,360,899	$12,361,500	$12,784,470	$12,283,303	$11,942,905	$11,960,111	$11,426,056
Total earning assets	$12,303,940	$12,072,891	$11,953,446	$12,365,497	$11,837,722	$11,532,186	$11,546,050	$11,004,817
Total loans (3)	$7,971,907	$8,026,524	$8,003,206	$7,988,941	$7,963,074	$7,795,144	$7,790,555	$7,712,023
Total deposits	$10,056,463	$9,344,414	$9,225,266	$9,501,661	$9,471,369	$8,946,641	$8,514,938	$8,734,125
Total borrowings	$1,118,276	$1,654,736	$1,721,283	$1,832,947	$1,401,917	$1,646,179	$2,102,507	$1,359,463
Total shareholders' equity	$1,230,573	$1,201,477	$1,263,627	$1,289,656	$1,238,763	$1,235,162	$1,245,647	$1,240,978
(1)A reconciliation of non-GAAP financial measures to the nearest GAAP measure is provided in the tables that accompany this document.
(2)As previously announced, the Company altered the timing of quarterly dividend announcement to better align with its earnings releases. Therefore, no dividends were accrued for Q4 2024 as the announcement date is January 22, 2025.
(3)Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(4)Excludes loans held for sale.

GAAP Reconciliation to Non-GAAP Financial Measures (unaudited)
(dollars in thousands, except per share data)

	December 31,	September 30,	December 31,
	2024	2024	2023
Tangible common equity
Common shareholders' equity	$1,226,061	$1,225,424	$1,274,283
Less: Intangible assets	(16)	(21)	(104,925)
Tangible common equity	$1,226,045	$1,225,403	$1,169,358

Tangible common equity ratio
Total assets	$11,129,508	$11,285,052	$11,664,538
Less: Intangible assets	(16)	(21)	(104,925)
Tangible assets	$11,129,492	$11,285,031	$11,559,613

Tangible common equity ratio	11.02%	10.86%	10.12%

Per share calculations
Book value per common share	40.60	40.61	42.58
Less: Intangible book value per common share	$(0.01)	$—	$(3.50)
Tangible book value per common share	$40.59	$40.61	$39.08

Shares outstanding at period end	30,202,003	30,173,200	29,925,612

	Three Months Ended
	December 31,	September 30,	December 31,
	2024	2024	2023
Average tangible common equity
Average common shareholders' equity	$1,230,573	$1,201,477	$1,238,763
Less: Average intangible assets	(19)	(24)	(105,032)
Average tangible common equity	$1,230,554	$1,201,453	$1,133,731

Return on average tangible common equity
Net (loss) income	$15,290	$21,815	$20,225
Return on average tangible common equity	4.94%	7.22%	7.08%

Efficiency ratio
Net interest income	$70,794	$71,843	$72,992
Noninterest income	4,067	6,951	2,894
Operating revenue	$74,861	$78,794	$75,886
Noninterest expense	$44,532	$43,614	$37,098

Efficiency ratio	59.49%	55.35%	48.89%

Pre-provision net revenue
Net interest income	$70,794	$71,843	$72,992
Noninterest income	4,067	6,951	2,894
Less: Noninterest expense	(44,532)	(43,614)	(37,098)
Pre-provision net revenue	$30,329	$35,180	$38,788

Tangible common equity, tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, average tangible common equity, annualized return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity, or tangible common equity, and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing net income available to common shareholders by average tangible common equity, which is calculated by excluding the average balance of intangible assets from the average common shareholders' equity. Further related to other measures, tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios, and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions.
The efficiency ratio is a non-GAAP measure calculated by dividing GAAP noninterest expense by the sum of GAAP net interest income and GAAP noninterest income. The efficiency ratio measures a bank's overhead as a percentage of its revenue. The Company believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling operational activities.
Pre-provision net revenue is a non-GAAP financial measure calculated by subtracting noninterest expenses from the sum of net interest income and noninterest income. The Company considers this information important to shareholders because it illustrates revenue excluding the impact of provisions and reversals to the allowance for credit losses on loans.